                                                                                                        Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement numbers 33-58912, 33-76036, 33-99096, 333-35122, and 333-81916 of Home Federal Bancorp on Form S-8 of our reports dated February 28, 2006, relating to the financial statements of Home Federal Bancorp, and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Home Federal Bancorp for the year ended December 31, 2005.

/s/ Deloitte & Touche, LLP
Indianapolis, Indiana
March 15, 2006